                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-59769, No. 333-66452, No. 333-88045, and No. 333-59765 of Lincoln Benefit
Life Company on Form S-3 of our report dated February 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), appearing in this Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 28, 2003